SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

HOME BANCORP WISCONSIN, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55183	46-3383278
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

3762 East Washington Avenue, Madison, Wisconsin	53704
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (608) 282-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  ☑

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01                      Other Events

On April 28, 2017, the Board of Directors of Home Bancorp Wisconsin, Inc. (the “Company”) reached the conclusion that, based on recently obtained information, the Company failed to properly record certain vendor expenses incurred over the last 6 years.  As a result, the Company expects to record an adjustment to reduce its Retained Earnings as of March 31, 2017 by approximately five hundred thirty thousand dollars ($530,000).

The Board believes that the accounting error arose in part from a flaw in the organization’s controls, and has committed to upgrading the Company’s financial reporting so that such errors do not recur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME BANCORP WISCONSIN, INC.

DATE: April 28, 2017	By:	/s/ James R. Bradley
James R. Bradley
President and Chief Executive Officer